EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10/A #1 Registration Statement, dated February 23, 2009, of our report dated August 25, 2008 relating to the financial statements of Disability Access Corporation and its subsidiaries as of December 31, 2007 and 2006 and for the interim period ending September 30, 2008.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Lynda R. Keeton CPA, LLC
Lynda R. Keeton CPA, LLC
Henderson, NV
February 23, 2009